                                                                    EXHIBIT 99.3

             REPORT OF INDEPENDENT AUDITORS - KPMG PEAT MARWICK LLP

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Heftel Broadcasting Corporation:

     We have audited the consolidated balance sheet of Heftel Broadcasting Corporation and subsidiaries as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heftel Broadcasting Corporation and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                              KPMG Peat Marwick LLP


Dallas, Texas
March 9, 1998